FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
THIRD QUARTER 2016 RESULTS

- - Very Strong Sales Growth - -
- - Continued Margin Expansion and Excellent EPS Growth - -

COLUMBUS, Ohio, USA - November 3, 2016 - Mettler-Toledo International Inc. (NYSE: MTD) today announced third quarter results for 2016. Provided below are the highlights:

•	Sales in local currency increased 9% in the quarter compared with the prior year. Reported sales increased 8% as currency reduced sales growth by 1% in the quarter.

•
Net earnings per diluted share as reported (EPS) were $3.77, compared with $3.16 in the prior-year period. Adjusted EPS was $3.89, an increase of 19% over the prior-year amount of $3.26. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Third Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “Sales growth in the quarter was very strong with broad-based growth in all regions and most product lines. Demand in the Americas and Europe was very good. Asia / Rest of the World did particularly well with good growth in China and strong results in most other countries in the region. We further improved gross and operating margins which contributed to an excellent growth in EPS. Finally, cash flow in the quarter was robust.”

EPS in the quarter was $3.77, compared with the prior-year amount of $3.16. Adjusted EPS was $3.89, an increase of 19% over the prior-year amount of $3.26.

Sales were $650.6 million, a 9% increase in local currency sales, compared with $604.2 million in the prior-year quarter. Reported sales increased 8% as currency reduced sales growth by 1% in the quarter. As compared to the prior year, local currency sales increased 7% in the Americas, 8% in Europe and 11% in Asia / Rest of World. Adjusted operating income amounted to $151.7 million, a 13% increase from the prior-year amount of $134.3 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $138.9 million, compared with $126.0 million in the prior-year quarter.

Nine Month Results

EPS for the nine months was $9.08, compared with the prior-year amount of $8.07. Adjusted EPS was
$9.56, an increase of 15% over the prior-year amount of $8.31.

Sales were $1.799 billion, a 6% increase in local currency sales, compared with $1.722 billion in the prior-year period. Reported sales increased 4%, as currency reduced sales growth by 2% in the period.
By region, local currency sales increased 7% in the Americas, 4% in Europe and 8% in Asia / Rest of World as compared to the prior-year period. Adjusted operating income amounted to $382.8 million, a 9% increase from the prior-year period amount of $349.9 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $290.1 million, compared with $289.8 million in the prior-year period.

Senior Management Changes

The Company announced that Shawn Vadala, Chief Financial Officer, will join the Group Management Committee (GMC). The Company also announced that Oliver Wittorf, Head of Supply Chain, will also assume responsibility for IT and the Company's Blue Ocean initiative and will join the GMC. Mr. Vadala and Mr. Wittorf will continue to report to Bill Donnelly, Executive Vice President. These management changes will take place on January 1, 2017, and have been undertaken to ensure a smooth transition as Mr. Donnelly will gradually reduce his time commitment and plans to retire at the end of 2018.

Filliol commented on the management changes, "Both Shawn and Oliver are strong leaders with extensive experience and proven track records over many years at METTLER TOLEDO. I am confident they will be strong contributors to the GMC and will further the development of the Finance, Supply Chain, IT and Blue Ocean functions. I am very pleased that we have orchestrated a very smooth and well-planned succession for Bill Donnelly and that we can continue to leverage Bill's unique contribution to the Company for another two years."

Outlook

The Company updated its outlook for 2016 and noted that forecasting remains challenging.

Based on today’s assessment, management anticipates that local currency sales growth in the fourth quarter 2016 will be approximately 5%, and Adjusted EPS is forecasted to be in the range of $5.08 to $5.13, an increase of 9% to 10%.

For the full year 2016, local currency sales growth is expected to be approximately 6% and Adjusted EPS in the range of $14.61 to $14.66, an increase of approximately 13%. This compares to previous guidance of local currency sales growth of approximately 5% and Adjusted EPS in the range of $14.40 to $14.50.

The Company said that, based on its assessment of market conditions today, management anticipates local currency sales growth in 2017 will be approximately 5%. This sales growth is expected to result in Adjusted EPS in the range of $16.05 to $16.25. Using the midpoint of the 2016 Adjusted EPS, this reflects a growth of 10% to 11%.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, "Demand in most of our markets is solid. We continue to execute very well and are benefiting from our robust product pipeline, Spinnaker sales and marketing initiatives, Field Turbo investments and our productivity and margin enhancement measures. Assuming market conditions remain stable, we believe we are well-positioned to continue to gain share and generate good sales and earnings growth in 2017 and beyond."

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, November 3) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2016		% of sales	September 30, 2015	% of sales

Net sales	$650,598	(a)	100.0	$604,154	100.0
Cost of sales	281,104		43.2	264,625	43.8
Gross profit	369,494		56.8	339,529	56.2

Research and development	30,139		4.6	29,711	4.9
Selling, general and administrative	187,680		28.8	175,546	29.1
Amortization	9,087		1.4	7,767	1.3
Interest expense	7,167		1.1	7,029	1.1
Restructuring charges	1,494		0.3	2,561	0.4
Other charges (income), net	603		0.1	(8)	(0.0)
Earnings before taxes	133,324		20.5	116,923	19.4

Provision for taxes	31,992		4.9	28,062	4.7
Net earnings	$101,332		15.6	$88,861	14.7

Basic earnings per common share:
Net earnings	$3.84			$3.23
Weighted average number of common shares	26,375,468			27,547,734

Diluted earnings per common share:
Net earnings	$3.77			$3.16
Weighted average number of common and common equivalent shares	26,888,810			28,113,287

Note:
(a)	Local currency sales increased 9% as compared to the same period in 2015.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three Months Ended			Three Months Ended
	September 30, 2016		% of sales	September 30, 2015	% of sales

Earnings before taxes	$133,324			$116,923
Amortization	9,087			7,767
Interest expense	7,167			7,029
Restructuring charges	1,494			2,561
Other charges (income), net	603	(b)		(8)
Adjusted operating income	$151,675	(c)	23.3	$134,272	22.2

Note:
(b)	Other charges (income), net includes acquisition transaction costs of $1.1 million.
(c)	Adjusted operating income increased 13% as compared to the same period in 2015.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2016		% of sales	September 30, 2015	% of sales

Net sales	$1,798,558	(a)	100.0	$1,721,912	100.0
Cost of sales	781,581		43.5	760,666	44.2
Gross profit	1,016,977		56.5	961,246	55.8

Research and development	89,813		5.0	87,966	5.1
Selling, general and administrative	544,399		30.3	523,392	30.4
Amortization	26,166		1.5	22,929	1.3
Interest expense	20,619		1.1	20,696	1.2
Restructuring charges	4,579		0.2	5,188	0.3
Other charges (income), net	8,492		0.5	(858)	(0.0)
Earnings before taxes	322,909		17.9	301,933	17.5

Provision for taxes	76,315		4.2	72,464	4.2
Net earnings	$246,594		13.7	$229,469	13.3

Basic earnings per common share:
Net earnings	$9.25			$8.24
Weighted average number of common shares	26,644,938			27,833,541

Diluted earnings per common share:
Net earnings	$9.08			$8.07
Weighted average number of common and common equivalent shares	27,153,450			28,443,478

Note:
(a)	Local currency sales increased 6% as compared to the same period in 2015.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Nine Months Ended			Nine Months Ended
	September 30, 2016		% of sales	September 30, 2015	% of sales

Earnings before taxes	$322,909			$301,933
Amortization	26,166			22,929
Interest expense	20,619			20,696
Restructuring charges	4,579			5,188
Other charges (income), net	8,492	(b)		(858)
Adjusted operating income	$382,765	(c)	21.3	$349,888	20.3

Note:
(b)
Other charges (income), net includes a one-time non-cash pension settlement charge of $8.2 million related to a lump sum settlement to former employees of our U.S. pension plan and acquisition transaction costs of $1.1 million.

(c)	Adjusted operating income increased 9% as compared to the same period in 2015.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	September 30, 2016	December 31, 2015

Cash and cash equivalents	$146,133	$98,887
Accounts receivable, net	414,607	411,420
Inventories	239,985	214,383
Other current assets and prepaid expenses	145,377	138,125
Total current assets	946,102	862,815

Property, plant and equipment, net	527,477	517,229
Goodwill and other intangible assets, net	651,261	561,536
Other non-current assets	96,140	75,059
Total assets	$2,220,980	$2,016,639

Short-term borrowings and maturities of long-term debt	$21,779	$14,488
Trade accounts payable	129,650	142,075
Accrued and other current liabilities	469,420	438,564
Total current liabilities	620,849	595,127

Long-term debt	826,022	575,138
Other non-current liabilities	273,592	265,917
Total liabilities	1,720,463	1,436,182

Shareholders’ equity	500,517	580,457
Total liabilities and shareholders’ equity	$2,220,980	$2,016,639

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Cash flow from operating activities:
Net earnings	$101,332	$88,861	$246,594	$229,469
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	8,411	8,320	24,527	24,978
Amortization	9,087	7,767	26,166	22,929
Deferred tax benefit	(2,226)	(564)	(11,078)	(3,245)
Excess tax benefits from share-based payment arrangements	(6,014)	(140)	(17,166)	(1,418)
Non-cash pension settlement charge	—	—	8,189	—
Other	3,719	3,443	10,867	10,513
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	24,613	18,354	2,048	6,600
Net cash provided by operating activities	138,922	126,041	290,147	289,826

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	143	154	361	281
Purchase of property, plant and equipment	(22,376)	(20,833)	(51,234)	(56,756)
Acquisitions	(105,352)	(10,669)	(109,681)	(10,969)
Net hedging settlements on intercompany loans	956	7,248	2,031	(5,563)
Net cash used in investing activities	(126,629)	(24,100)	(158,523)	(73,007)

Cash flows from financing activities:
Proceeds from borrowings	317,428	56,552	709,988	550,002
Repayments of borrowings	(186,229)	(60,968)	(455,913)	(374,891)
Proceeds from exercise of stock options	6,222	4,096	20,187	21,834
Excess tax benefits from share-based payment arrangements	6,014	140	17,166	1,418
Repurchases of common stock	(124,997)	(123,750)	(374,994)	(371,223)
Other financing activities	—	(150)	(680)	(1,004)
Net cash provided by (used in) financing activities	18,438	(124,080)	(84,246)	(173,864)

Effect of exchange rate changes on cash and cash equivalents	756	(3,871)	(132)	(4,919)

Net increase (decrease) in cash and cash equivalents	31,487	(26,010)	47,246	38,036

Cash and cash equivalents:
Beginning of period	114,646	149,309	98,887	85,263
End of period	$146,133	$123,299	$146,133	$123,299

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$138,922	$126,041	$290,147	$289,826
Excess tax benefits from share-based payment arrangements	6,014	140	17,166	1,418
Payments in respect of restructuring activities	2,002	1,580	6,304	3,602
Payments for acquisition transaction costs	910	—	910	—
Proceeds from sale of property, plant and equipment	143	154	361	281
Purchase of property, plant and equipment	(22,376)	(20,833)	(51,234)	(56,756)
Free cash flow	$125,615	$107,082	$263,654	$238,371

METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth (Decrease)
Three Months Ended September 30, 2016			7%		7%	10%		8%
Nine Months Ended September 30, 2016			3%		6%	4%		4%

Local Currency Sales Growth (Decrease)
Three Months Ended September 30, 2016			8%		7%	11%		9%
Nine Months Ended September 30, 2016			4%		7%	8%		6%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Nine months ended
	September 30,					September 30,
	2016		2015		% Growth	2016		2015		% Growth

EPS as reported, diluted	$3.77		$3.16		19%	$9.08		$8.07		13%

Restructuring charges, net of tax	0.04	(a)	0.07	(a)		0.13	(a)	0.14	(a)
Purchased intangible amortization, net of tax	0.05	(b)	0.03	(b)		0.13	(b)	0.10	(b)
Acquisition transaction costs, net of tax	0.03	(c)	—			0.03	(c)	—
Non-cash pension settlement charge, net of tax	—		—			0.19	(d)	—

Adjusted EPS, diluted	$3.89		$3.26		19%	$9.56		$8.31		15%

Notes:
(a)
Represents the EPS impact of restructuring charges of $1.5 million ($1.1 million after tax) and $2.6 million ($1.9 million after tax) for the three months ended September 30, 2016 and 2015, respectively and $4.6 million ($3.5 million after tax) and $5.2 million ($3.9 million after tax) for the nine months ended September 30, 2016 and 2015, respectively, which primarily include employee related costs.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $1.3 million and $0.9 million for the three months ended September 30, 2016 and 2015, respectively and $3.5 million and $2.9 million for the nine months ended September 30, 2016 and 2015, respectively.

(c)	Represents the EPS impact of acquisition transaction costs of $1.1 million ($0.8 million after tax) for the three and nine months ended September 30, 2016.
(d)
Represents the EPS impact of a one-time non-cash pension settlement charge of $8.2 million ($5.1 million after tax) related to a lump sum settlement to former employees of our U.S. pension plan for the nine months ended September 30, 2016.